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EXHIBIT 10.153

[LIGAND                                           David E.Robinson
PHARMACEUTICALS                                   Chairman, President
LETTERHEAD]                                       and Chief Executive Officer

8 August 1996


Dr. Andres Negro-Vilar
955 Lafayette Street
Bryn Mawr, PA 19010

Dear Andres:

I am pleased to extend to you an offer to become Senior
Vice President,
Research and Chief Scientific Officer and a corporate officer of Ligand
Pharmaceuticals, Inc. reporting to me, commencing
September 1, 1996 or
sooner. The particulars of our offer are as follows:

COMPENSATION

1.      You initial base salary will be $270,000 per year.

2.      You will participate in the 1997 Impact Goal
Incentive Plan of corporate
        officers based upon achievement of pre-agreed goals (a target maximum currently of $30,000.)

3. You will be granted an option to purchase, at your election 100,000 shares of the Company's common stock at its "fair market price" under our current Employee Stock Option Plan.


The grant will be subject to your execution of the Company's Incentive Stock
Option Agreement and to final approval by the Compensation
Committee of the
Board of Directors and any regulatory authority.

RELOCATION PACKAGE

1. The costs associated with relocating your family and household goods to the San Diego area will be paid by the Company as outlined in Ligand's
        Employee Relocation Policy. We hereby agree to waive the $25,000 cap on expenses on sale of former house and to extend temporary lodging period for up to 120 days. (Relocation Policy copy enclosed.)

2. The Company will also loan you $150,000 towards the purchase of a primary residence in the San Diego area. The loan will be secured by a five year promissory note secured by a Deed of Trust and will bear interest at the market rate


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                        [LIGAND PHARMACEUTICALS
LETTERHEAD]
Dr. Negro-Vilar
8 August 1996
Page Two


        then prevailing. The loan and accrued interest will be forgiven in five
        (5) annual increments if you continue to be employed by the Company. You will be responsible for all taxes related to this loan forgiveness.

3. The Company will provide further housing assistance to you as follows:
       During the first two years of employment, the Company will pay you
       $15,000 per year in twelve (12) equal monthly installments.

SPECIAL CONSIDERATIONS

1. In order to facilitate your transition from your current employer and to offset part of your 1996 bonus potential, the Company will pay you a one-time up-front bonus of $40,000 upon
commencement of employment. You
        will be responsible for all taxes related to that bonus.

2. In order to cover any miscellaneous relocation expenses not covered under current Ligand policy, we will pay you
$20,000 up front allowance.
        You will be responsible for all taxes related to that bonus.

SEVERANCE

1. If you are terminated without cause by the Company during your employment, you will be paid an amount equal to one (1) year of your base salary.

      As used in this letter, "termination for cause" means termination for malfeasance, misfeasance, or negligence.
Termination because of adverse
        financial circumstances affecting the Company not due to your performance is not termination for cause. If you voluntarily leave the
        Company's employment, this specifically does not constitute termination without cause.

As a regular employee and officer of Ligand, you will become eligible to participate in Company sponsored benefits which are described in the Company's
Employee Handbook, a copy of which will be sent under separate cover. If you have any questions related to these, please feel free to contact me, or, for more detailed discussion, Cindy Thomas, our Executive
Director of Human
Resources.

Employment at Ligand is not for a specific term and can be terminated by you or by the Company at any time for any reason, with or without cause. If you are terminated for cause, any loan made to you by the Company will become due and payable immediately.


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                        [LIGAND PHARMACEUTICALS
LETTERHEAD]

Dr. Negro-Vilar
8 August 1996
Page Three


If you accept this offer, the terms and conditions in this letter shall be the terms of your employment. Any modifications or additions to these terms would have to be in writing and signed by you and me.

Your employment pursuant to this offer is contingent on your executing the
Consent Form, Proprietary Information and Inventions
Agreement and upon your
providing the Company with the legally required proof of your identity and authorization to work in the United States. (To follow.)

Andres, all of us at Ligand are excited about having you join the growing team at Ligand and are very much looking forward to working with you in building an exciting new pharmaceutical company. We believe the professional association will be mutually rewarding for all parties.

Sincerely,

/s/ David E. Robinson
   ---------------------
David E. Robinson
Chairman, President and CEO

DER/jdb

Attachments





Agreed and Accepted

/s/ Andres Negro-Vilar                        8/14/96
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